                                                                    EXHIBIT 99.2

[LOGO OF MGI PHARMA, INC.]                                     [LOGO OF HELSINN]



NEWS RELEASE                                FOR IMMEDIATE RELEASE
                                            April 17, 2002

CONTACTS:
MGI PHARMA                            Media Relations                                 HELSINN HEALTHCARE
----------                            ---------------                                 ------------------
Maggie P. Knack                       Julio Cantre                                    Rachid BenHamza, Ph.D.
Director, Investor Relations          Cohn & Wolfe Healthcare                         Sr. Mgr., Commercial Ops.
(952) 346-4771                        (212) 798-9779                                  (+41) 91-9852121
IR@mgipharma.com                      julio_cantre@nyc.cohnwolfe.com                  rbh@helsinn.com
----------------                      ------------------------------                  ---------------


          MGI PHARMA & HELSINN ANNOUNCE ACHIEVEMENT OF PRIMARY ENDPOINT
                   IN PIVOTAL PHASE 3 TRIALS OF PALONOSETRON


MINNEAPOLIS and LUGANO, SWITZERLAND, April 17, 2002 - MGI PHARMA, Inc., (Nasdaq:
MOGN) an oncology-focused pharmaceutical company based in Minneapolis, and its partner Helsinn Healthcare SA, a privately owned Swiss pharmaceutical group, today announced that preliminary analysis of the pivotal Phase 3 trials of their investigational agent palonosetron, for the prevention of chemotherapy-induced nausea and vomiting (CINV), shows that palonosetron met the targeted efficacy endpoints. In addition, the preliminary analysis assessing the complete response rate for the 24 - 120 hour (days 2 through 5) time period favored palonosetron over the comparator agents, which are currently marketed 5-HT3 antagonists. Submission of the New Drug Application (NDA) for palonosetron is planned to occur in the third quarter of 2002, and the marketing of palonosetron is subject to review and approval by the U.S. Food and Drug Administration (FDA).

"It is very gratifying to observe antiemetic activity over several days from a single intravenous (IV) dose of this investigational agent," said Dr. John MacDonald, senior vice president of Research and Development at MGI. "These data confirm our expectations for palonosetron, which has a very strong receptor binding affinity and a substantially longer plasma half-life than the currently available 5-HT3 antagonists."

Phase 3 Trials Program
----------------------
The Phase 3 clinical trials program was initiated in April 2000 and evaluated the efficacy and safety of palonosetron compared to currently marketed 5-HT3 antagonists. Randomized, double-blinded trials were conducted at more than 130 medical centers across North America and Europe, with approximately 1,800 cancer patients. Single intravenous doses of palonosetron or a comparator control agent were administered to patients prior to receiving either moderately- or highly-emetogenic chemotherapy. The primary efficacy endpoint for these trials was the acute complete response rate, defined as the percentage of patients who did not experience vomiting or receive rescue medication in the 24-hour period after receiving chemotherapy. In addition,

MGI PHARMA, INC. and HELSINN HEALTHCARE SA
Achieve Primary Endpoint in Pivotal Phase 3 Trials of Palonosetron
Page 2


collection of secondary endpoint data was prospectively designed into these trials for the 24 - 120 hours (days 2 - 5) time period. Side effects recorded for palonosetron were similar to those of this class, with the most common being headache and constipation.

"We and our partner HELSINN are very pleased with the results of these Phase 3 trials of palonosetron." said Lonnie Moulder, executive vice president of MGI. "Discussions have begun with the FDA and we continue to anticipate the submission of an NDA for palonosetron in the third quarter of this year."

"HELSINN is proud to be working with MGI PHARMA, our commercialization partner for the U.S. and Canadian markets," said Riccardo Braglia, managing director of HELSINN HEALTHCARE SA. "Advanced negotiations with European and Far Eastern pharmaceutical companies are ongoing and we expect to finalize distribution and license agreements for these territories in the next few months, thus building a worldwide network of partners for this exciting product."

About Palonosetron and CINV
---------------------------
Palonosetron is a potent, highly selective 5-HT3-receptor antagonist with an extended half-life (nearly 40 hours) and a strong binding affinity, in development for the prevention of chemotherapy-induced nausea and vomiting
(CINV), which is estimated to occur in 85 percent of cancer patients undergoing chemotherapy. If untreated, CINV can result in a delay or even discontinuation of chemotherapy treatment.

In April of 2001, MGI and HELSINN signed an agreement granting MGI the exclusive U.S. and Canadian licensing and distribution rights to palonosetron. If approved for marketing, palonosetron could compete as a differentiated product in the $1 billion North American CINV treatment market.

Updated Conference Call & Webcast Information
---------------------------------------------
MGI PHARMA's management team will discuss the preliminary analysis of the pivotal Phase 3 trials of palonosetron, discuss the irofulven Phase 3 trial announcement, along with the Company's 2002 first quarter financial results, during a conference call at 9:00 a.m. Eastern Time today, Wednesday, April 17, that will be broadcast live over the Internet. Interested parties may access the webcast via MGI's Web site at www.mgipharma.com. This conference call was
                              -----------------
re-scheduled from Wednesday afternoon to this earlier 9:00 a.m. morning time.

About HELSINN HEALTHCARE
------------------------
HELSINN HEALTHCARE SA is a privately owned pharmaceutical group with headquarters in Switzerland. Helsinn's core business is the licensing of pharmaceuticals in therapeutic niche areas. The company's business strategy is to in-license early-stage new chemical entities and complete their development from the performance of pre-clinical/clinical studies and CMC development to the attainment of market approvals in strategic markets (U.S. and Europe). HELSINN's products are eventually out-licensed to its marketing partners for distribution. The active pharmaceutical ingredients and the finished dosage forms are manufactured at HELSINN's

MGI PHARMA, INC. and HELSINN HEALTHCARE SA
Achieve Primary Endpoint in Pivotal Phase 3 Trials of Palonosetron
Page 3


cGMP facilities and supplied worldwide to its customers. For more information about HELSINN, please visit the company's Web site at www.helsinn.com.
                                                      ---------------

About MGI PHARMA
----------------
MGI PHARMA, Inc. is an oncology-focused pharmaceutical company that acquires, develops and commercializes proprietary products that address the unmet needs of cancer patients. MGI is building a balanced product portfolio of proprietary pharmaceuticals, and intends to become a leader in oncology. The company focuses its sales efforts solely in the United States and collaborates with other pharmaceutical or biotechnology companies for its products in international markets. For more information about MGI, please visit the company's Web site at www.mgipharma.com.




This news release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as "believes," " expects," "anticipates," "intends," "will," "may," "should," or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA's future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause the Company's results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of MGI PHARMA's product candidates, such as palonosetron, to be proven safe and effective in humans, to receive marketing authorization from regulatory authorities, and to ultimately compete successfully with other therapies; continued sales of MGI PHARMA's marketed products; development or acquisition of additional products; reliance on contract manufacturing; changes in strategic alliances; continued access to capital; and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission including in Exhibit 99 to its most recently filed Form 10-Q or 10-K. MGI PHARMA undertakes no duty to update any of these forward-looking statements to conform them to actual results.

                                      # # #

                                       3